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                                                                Exhibit 10(aa)


          BOATMEN'S                            ONE BOATMEN'S PLAZA
          BANCSHARES, INC.                     800 Market Street
                                               Post Office Box 236
                                               St. Louis, Missouri 63166-0236
                                               314 466-6000


                                November 9, 1993


Mr. John Peters McCarthy
Chairman of the Board and
  Chief Executive Officer
Boatmen's Trust Company
100 North Broadway
P.O. Box 14737
St. Louis, MO 63178-4737

Dear Peter:

     You and Boatmen's Bancshares, Inc. ("Boatmen's") entered into an Employment Agreement on November 14, 1989 which expires on November 30 of this year. The purpose of this letter is to confirm that thereafter, upon your termination of employment with Boatmen's prior to your 63rd birthday, Boatmen's will pay to you or your estate or other designated beneficiary a lump sum equal to the amount of your then annual base salary. This payment will be in addition to all other salary and benefits payable to you. The payment will be made within 60 days of your termination of employment whether for disability, death or other termination.

     This letter will also confirm that you agree that, for a period of two years following termination of your employment, you will not, without the written consent of Boatmen's, engage in any business of, or enter into the employ of, or have any interest in, directly or indirectly, any other person, firm, corporation or other entity engaged in trust services and/or commercial banking with an office or facility in the State of Missouri or the State of Illinois. You acknowledge that damages at law will not adequately compensate Boatmen's for any breach by you of this agreement not to compete and that Boatmen's shall be entitled to equitable remedies (including, but not limited to, injunctive relief) in case of any breach, or to prevent a breach, of the covenant. If there is litigation involving this covenant and you are successfull in whole or in part in such litigation, Boatmen's will reimburse you for all of your legal fees and expenses.

     If the foregoing accurately reflects our understanding, please sign a copy of this letter below and return it to me.

                                       Very truly yours,

                                       BOATMEN'S BANCSHARES, INC.



                                       /s/ A. B. CRAIG, III
                                       ---------------------------------------
                                       Chairman and Chief Executive Officer


/s/ JOHN PETERS MCCARTHY
- --------------------------------
John Peters McCarthy